Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity X, L.P.
Issuer & Ticker Symbol:	CrowdStrike Holdings, Inc. [CRWD]
Date of EventRequiring Statement:	June 11, 2019

Exhibit 99.2 - Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus Private Equity X, L.P.
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

2. Name:	Warburg Pincus X Partners, L.P.
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

3. Name:	Warburg Pincus X GP L.P.
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

4. Name:	Warburg Pincus X, L.P.
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

5. Name:	WPP GP LLC
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

6. Name:	Warburg Pincus Partners, L.P.
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

7. Name:	Warburg Pincus Partners GP LLC
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

8. Name:	Warburg Pincus & Co.
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

9. Name:	Warburg Pincus LLC
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017

10. Name:	Charles R. Kaye
Address: C/O WARBURG PINCUS LLC
450 LEXINGTON AVENUE
New York, NY 10017